UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2017 (August 24, 2018)

PREVENTION INSURANCE.COM

(Exact name of registrant as specified in its charter)

Delaware	000-32389	88-0126444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 604, Uptown 1, No.1

Jalan SS21/58, Damansara

Uptown, 47400 Petaling Jaya

Selengor, Malaysia 47400

(Address of Principal Executive Offices) (Zip Code)

+60 3 7611 9238

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

The Amendment No. 2 to Form 8-K/A amends and restates in its entirety the Form 8-K/A of the Company filed earlier on this date and corrects an error on the ratio of the reverse split of our common stock. The correct reverse split ratio is one (1) post split share for ten (10) pre-split shares.

Item 3.03 Material Modification to Rights of Security Holders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 24, 2018, our majority shareholder (holding 70% of our outstanding common stock) executed written consent approving the following corporate actions (“Corporate Actions”):

●	Effect a reverse split of our outstanding common stock, $0.0001 par value, on a one (1) post-split share for ten (10) pre-split shares basis, and

●	Amend our Articles of Incorporation to increase our authorized shares of common stock, $0.0001 par value, from 100,000,000 to 200,000,000.

The Corporate Actions were adopted at a meeting of our Board of Directors on August 22, 2018, and the Board of Directors recommended that the Corporate Actions be presented to our shareholders for approval. The record date of the Corporate Actions was August 23, 2018.

The Company intends to prepare and file preliminary and definitive Schedule 14C Information Statements with the Securities and Exchange Commission regarding the Corporate Actions. The Corporate Actions would become effective no sooner than twenty (20) calendar days following the mailing of the Definitive Information Statement. This Current Report on Form 8-K shall not constitute a solicitation of a proxy or consent with respect to the Corporate Actions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREVENTION INSURANCE.COM
(Registrant)

/s/ Chee Chau Ng
Chee Chau Ng
Chief Executive Officer

Date: August 24, 2018

2